EXHIBIT 1



                             Joint Filing Statement


                  We, the signatories of the statement on Schedule 13D to which this Agreement is attached, do hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated:   October 18, 2000


                                   MENDHAM INVESTMENTS L.P.

                                   By: JWA Investments Corp., its
                                       general partner


                                        By:  /s/ John W. Adams
                                             -----------------------------
                                             John W. Adams
                                             President



                                   JWA INVESTMENTS CORP.


                                   By:  /s/ John W. Adams
                                        ----------------------------------
                                        John W. Adams
                                        President



                                   /s/ John W. Adams
                                   ---------------------------------------
                                   John W. Adams



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